Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated August 25, 2006 which is included in the Annual Report on Form 10-KSB of VisualMed Clinical Solutions Corp. in the Company’s Registration Statement on Form S-8 pertaining to the October 2006 Nonqualified Stock Option Plan.

/S/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 3, 2006